CONTACTS:
Genta Incorporated Joy Schmitt Corporate Communications info@genta.com (908) 286-3980

Genta Incorporated Announces Conference Call
to Discuss Second Quarter 2004 Earnings

Berkeley Heights, NJ, July 29, 2004 – Genta Incorporated (Nasdaq: GNTA) will host a conference call and live audio webcast of its second quarter financial results on Tuesday, August 3, 2004. Dr. Raymond P. Warrell, Jr., Genta’s Chairman and Chief Executive Officer, and other corporate officers will host the conference call and live audio webcast at 8:30 AM EDT.

The conference call can be accessed live as follows:
U.S./Canada: Dial (877) 634-8606, reference Genta Incorporated.
International: Dial (706) 679-3140, reference Genta Incorporated.

The webcast will be available in the Investor Relations section of the Company’s website at: http://www.genta.com/genta/InvestorRelation/events.html and will be archived for 30 days.

This press release and the conference call and webcast to follow contain forward-looking statements with respect to business conducted by Genta Incorporated. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially. For a discussion of those risks and uncertainties, please see the Company's Annual Report/Form 10-K for 2003.

SOURCE: Genta Incorporated